SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                   FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



                       Date of Report:  October 10, 1996



                       SONIC ENVIRONMENTAL SYSTEMS, INC.
              (Exact name of Registrant as specified in charter)




        Delaware               0-21832                 13-1949528
      (State or other     (Commission File No.)       (IRS Employer
      jurisdiction of                              Identification Number)
      incorporation)



            141 New Road, Parsippany, New Jersey            07054
            (Address of principal executive offices)     (Zip Code)



   Registrant's telephone number, including area code:  (201) 882-9288



<PA

GE>


Item 1.   Changes in Control of Registrant

Item 3.   Bankruptcy or Receivership

Item 5.   Other Events


          On July 17, 1996, three of Registrant's creditors instituted an involuntary bankruptcy case under Chapter 7 of the Federal Bankruptcy Code (the "Bankruptcy Code"), Case No. 96-26268(RG) (the "Involuntary Case"), against Registrant in the United States Bankruptcy Court for the District of New Jersey.

          On September 3, 1996, Registrant entered into a term sheet (the "Term Sheet") with Turbotak Technologies, Inc. ("Turbotak"), a privately held Canadian company engaged in the design, manufacture and servicing of air pollution control equipment, pursuant to which, among other things, Turbotak agreed to provide Registrant with working capital of no less than $250,000 to fulfill Registrant's current and projected order backlog requirements (collectively, "Advances"). Turbotak's agreement to make the Advances was conditioned upon the Bankruptcy Court's napproval of a super-priority lien upon all of Registrant's assets in favor of Turbotak. As of October 10, 1996, Turbotak had provided Advances of $100,000 to Registrant.

          In accordance with the Term Sheet, Registrant agreed to convert the Involuntary Case into a voluntary reorganization proceeding under Chapter 11 of the Bankruptcy Code and thereafter propose a plan of reorganization (the "Reorganization Plan") which will provide for a merger between Registrant and Turbotak (the "Merger"). Registrant would be the survivor of the Merger and would change its name to "TurboSonic Technologies, Inc. The Reorganization Plan will call for Turbotak's shareholders to collectively acquire a 75% equity interest in Registrant after giving effect to the Merger, with the balance to be owned by Registrant's current shareholders, its pre-petition creditors and others. If the Reorganization Plan is approved by the Bankruptcy Court, Turbotak will be afforded the right to designate five of Registrant's post-Merger eight-member Board of Directors.

          On September 16, 1996, Registrant converted the Involuntary Case into a voluntary reorganization proceeding under Chapter 11 of the Bankruptcy Code (the "Reorganization Proceeding") so as to afford Registrant the opportunity to present the Reorganization Plan for Bankruptcy Court approval.

          Contemporaneously therewith, Turbotak, as provided in the Term Sheet, acquired an approximately $940,000 partially secured claim of Registrant's lending bank against Registrant and certain of Registrant's subsidiaries. The Term Sheet provides, as will the Reorganization Plan, that this claim, as well as Registrant's obligation to repay any Advances by Turbotak during the pendency of the Reorganization Proceeding, would be extinguished upon Registrant's successful emergence from the Reorganization Proceeding.

          Reference is made to the Term Sheet, a copy of which is attached as an exhibit hereto, for more detailed information about the Advances, the Reorganization Plan and proposed post-Merger changes in control of Registrant.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

          (a)  Financial Statements - Inapplicable

          (b)  Pro Forma Financial Information - Inapplicable

          (c)  Exhibits

               (i)  Term Sheet dated September 3, 1996
                    between Sonic Environmental Systems, Inc.
                    and Turbotak Technologies, Inc.

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 10, 1996       SONIC ENVIRONMENTAL SYSTEMS, INC.
                                    (registrant)

                              By: /s/Richard H. Hurd
                                  Richard H. Hurd
                                  President